Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-258255 and 333-240119) and on Form S-8 (Nos. 333-234291 and 333-197677) of Graphic Packaging Holding Company of our report dated February 9, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
February 9, 2023